UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 28, 2020

TANGER FACTORY OUTLET CENTERS, INC.
TANGER PROPERTIES LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(Tanger Factory Outlet Centers, Inc.)	(Tanger Factory Outlet Centers, Inc.)	(Tanger Factory Outlet Centers, Inc.)
North Carolina	333-03526-01	56-1822494
(Tanger Properties Limited Partnership)	(Tanger Properties Limited Partnership)	(Tanger Properties Limited Partnership)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Suite 360, Greensboro, NC 27408
(Address of principal executive offices)
(336) 292-3010
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tanger Factory Outlet Centers, Inc.:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value	SKT	New York Stock Exchange
Tanger Properties Limited Partnership:
None
Securities registered pursuant to Section 12(g) of the Act:
Tanger Factory Outlet Centers, Inc.: None
Tanger Properties Limited Partnership: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Tanger Factory Outlet Centers, Inc.: Emerging growth company ☐
Tanger Properties Limited Partnership: Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Tanger Factory Outlet Centers, Inc.: ☐
Tanger Properties Limited Partnership: ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 28, 2020, Tanger Factory Outlet Centers, Inc, (the “Company”) and Tanger Properties Limited Partnership (the “Operating Partnership”), entered into an amended and restated employment agreement (the “Amended and Restated Employment Agreement”) with Steven B. Tanger. The Amended and Restated Employment Agreement amends and restates Mr. Tanger’s existing employment agreement in its entirety, effective as of April 28, 2020 (the “Effective Date”).

Pursuant to the Amended and Restated Employment Agreement, Mr. Tanger shall continue to be employed by the Company through January 1, 2024 (the Effective Date through such date, the “Contract Term”). During the Contract Term, Mr. Tanger shall serve as Chief Executive Officer of the Company and the Operating Partnership until the date that a new Chief Executive Officer of the Company or the Operating Partnership, as applicable (the “Successor CEO”), commences employment in such role (the “CEO Transition Date”). Following the appointment of a new Chief Executive Officer, Mr. Tanger will become the Executive Chairman of the Company and the Executive Chairman (or comparable position) of the Operating Partnership through the remainder of the Contract Term. In addition, if elected or appointed, Mr. Tanger shall serve as a director of the Company and a trustee of the general partner of the Operating Partnership through the end of the Contract Term (or, if later, the expiration of his then-current scheduled term as a member of the Board or trustee of the general partner).

Mr. Tanger’s base salary will initially remain consistent with his current base salary, but will be reduced in connection with the transition to the Successor CEO. From the Effective Date until the later of January 1, 2021 or the CEO Transition Date (the “Compensation Transition Date”), Mr. Tanger’s annual base salary will be $850,000. From the Compensation Transition Date through the end of the calendar year in which the Compensation Transition Date occurs, Mr. Tanger’s annual base salary will be $807,500. For the two calendar years immediately following the calendar year in which the Compensation Transition Date occurs, Mr. Tanger’s annual base salary will be $637,500 and $425,000, respectively. Notwithstanding the foregoing, Mr. Tanger agreed to a 50% reduction in base salary in light of the ongoing COVID-19 pandemic and such reduction will reduce the base salary amounts set forth above as long as it remains in effect.

Mr. Tanger is eligible to receive an annual incentive bonus for each year of the Contract Term under the Company’s annual cash bonus plan for its senior executives (the “Annual Bonus Plan”). For 2020, Mr. Tanger will continue to participate in the Annual Bonus Plan approved by the Compensation Committee of the Board (the “Compensation Committee”) in February 2020. For the remainder of the calendar years during the Contract Term, Mr. Tanger will be eligible to participate in the Annual Bonus Plan, with a “target” cash bonus opportunity equal to no less than 100% of Mr. Tanger’s then-applicable annual base salary, a “threshold” cash bonus opportunity equal to 75% of Mr. Tanger’s then-applicable annual base salary and a “stretch” cash bonus equal to 150% of Mr. Tanger’s then-applicable annual base salary (in each case, taking into account any reductions following the Compensation Transition Date). The payments under the Annual Bonus Plan shall be made in accordance with applicable performance goals determined by the Compensation Committee for each year.

Mr. Tanger is also eligible to receive awards under the Company’s Amended and Restated Incentive Award Plan during the Contract Term. Until the CEO Transition Date, Mr. Tanger’s awards will be granted on a basis at least as favorable as the basis on which annual awards are granted to other senior officers of the Company and/or Operating Partnership. Following the CEO Transition Date, Mr. Tanger’s awards will be determined by the Board.

During the Contract Term and for 90 days thereafter, the Company will also provide Mr. Tanger with term life insurance coverage under a policy or policies in the face amount of $5 million. However, following the Compensation Transition Date, the Company shall not be obligated to pay premiums for such coverage in excess of $67,000 annually. In the event of termination of employment prior to the end of the Contract Term (other than for Cause or without Good Reason (as such terms are defined in the Amended and Restated Employment Agreement)), the Company will pay to Mr. Tanger (or the relevant insurer) an amount equal to the premiums required to maintain such policy or policies through the end of the Contract Term (subject to the annual limitation set forth above).

If Mr. Tanger’s employment is terminated without Cause or for Good Reason prior to the Compensation Transition Date, Mr. Tanger will, subject to execution and non-revocation of a release in favor of the Company and its affiliates, receive (1) a lump sum payment equal to three-hundred percent (300%) of the sum of (a) his annual base salary and (b) the greater of (i) his annual bonus for the year immediately preceding the year of termination and (ii) the average of his annual bonuses, if any, earned in the three (3) years immediately preceding the year of termination, and (2) continued participation in the employee benefit plans of the Company or the Partnership through the greater of (a) 18 months and (b) the end of the Contract Term.

If Mr. Tanger’s employment is terminated without Cause or for Good Reason, on or after the Compensation Transition Date, Mr. Tanger will, subject to execution and non-revocation of a release in favor of the Company and its affiliates, receive (1) a cash payment equal to two-hundred percent (200%) of his annual base salary, payable in equal installments over a 12-month period following termination of employment (subject to adjustment to the extent required to comply with applicable law), (2) a cash payment equal to his annual bonus for the year of termination, prorated based on the number of days of employment in such year, and (3) a cash payment equal to 18 months of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) continuation coverage for Mr. Tanger and his dependents or, if Mr. Tanger is not eligible to elect COBRA continuation coverage, premiums for the health insurance that Mr. Tanger obtains for himself and his dependents, in an amount not to exceed $2,500 per month, payable for up to 18 months.

If Mr. Tanger’s employment is terminated due to death or Disability (as defined in the Amended and Restated Employment Agreement) at any time prior to the expiration of the Contract Term, Mr. Tanger will receive (1) a lump sum payment equal to the greater of current base salary for the remainder of term or 100% of current base salary and (2) a cash payment equal to his annual bonus for the year of termination, prorated based on the number of days of employment in such year.

If Mr. Tanger’s employment terminates due to expiration of the Contract Term, Mr. Tanger will, subject to execution and non-revocation of a release in favor of the Company and its affiliates, receive (1) a cash payment equal to his annual bonus for the year of termination, prorated based on the number of days of employment in such year, and (2) a cash payment equal to 18 months of COBRA continuation coverage for Mr. Tanger and his dependents, or if Mr. Tanger is not eligible to elect COBRA continuation coverage, premiums for the health insurance that Mr. Tanger obtains for himself and his dependents, in an amount not to exceed $2,500 per month, payable for up to 18 months.

In addition, if Mr. Tanger’s employment is terminated without Cause or for Good Reason, due to death or Disability or due to expiration of the Contract Term, all unvested restricted Common Shares subject to time based vesting (“Time Based Awards”) will fully vest and all unvested equity awards subject to performance based vesting (“Performance Based Awards”) will continue to vest pro rata through the date of termination subject to the actual achievement of the applicable performance measures. Post-vesting transfer restrictions and holding requirements on both Time Based and Performance Based Awards will also lapse following any such termination (or, if later, the vesting of the applicable Performance Based Award).

If Mr. Tanger’s employment is terminated due to the expiration of the Contract Term, the Company is required to offer Mr. Tanger a consulting arrangement, pursuant to which Mr. Tanger will make himself reasonably available in the 18-month period following termination to provide consulting services to the Company. Mr. Tanger will be entitled to no more than $250,000 per year for such consulting services. Further, if Mr. Tanger’s employment is terminated without Cause or for Good Reason, the Company may (but is not obligated to) request consulting services from Mr. Tanger on the same terms and conditions that would have applied under the offer described above.

All payments and benefits due to Mr. Tanger under the Amended and Restated Employment Agreement are subject to reduction to the extent necessary to avoid Federal excise tax on certain “excess parachute payments” under Section 4999 of the Internal Revenue Code of 1986, as amended. However, Mr. Tanger would not have any payments cut back if paying his full benefits on a change of control would (even after taking into account the 20% excise tax) provide him with a larger total after-tax payment than he would have received had cutback occurred.

During the Contract Term and for a period of twelve (12) months thereafter (the “Restricted Period”), Mr. Tanger is generally prohibited from engaging in the management, development or construction of any factory outlet centers or competing retail commercial property or in any active or passive investment in property connected with a factory outlet center or a competing retail commercial property. During the period following termination of employment, this prohibition applies only with respect to properties that are within a fifty (50) mile radius of (1) any commercial property owned, leased or operated by the Company and/or related entities on the date of termination of Mr. Tanger’s employment or (2) any commercial property which the Company and/or any related entity actively negotiated to acquire, lease or operate within the six (6)-month period prior to the date of termination of Mr. Tanger’s employment. During the Restricted Period, Mr. Tanger will also be subject to certain restrictions on solicitation of employees and other service providers of the Company and/or related entities and solicitation of business partners and business affiliates of the Company and/or related entities. During the Restricted Period, Mr. Tanger may own an interest in or provide services to an entity affiliated with another entity that is engaged in competition with the Company so long as the entity he owns the interest in or provides services to does not itself in engage in competition with the Company.

The description of the Amended and Restated Employment Agreement is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

Exhibit No.
10.1	Employment Agreement for Steven B. Tanger as of April 28, 2020
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2020

TANGER FACTORY OUTLET CENTERS, INC.

By:	/s/	James F. Williams
James F. Williams
Executive Vice President, Chief Financial Officer

TANGER PROPERTIES LIMITED PARTNERSHIP

By: TANGER GP TRUST, its sole general partner

By:	/s/	James F. Williams
James F. Williams
Vice President and Treasurer (Principal Financial Officer)